UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2014

Eagle Bancorp Montana, Inc
(Exact name of registrant as specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Ave., Helena, Montana	59601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (406) 442-3080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Eagle Bancorp Montana, Inc. announced it has hired Laura F. Clark, 57, as its new Senior Vice President/Chief Financial Officer. She has served as Chief Financial Officer for the Bank of Bozeman for the past eight years. She will join the Company effective March 3, 2014. A copy of the press release dated February 4, 2014 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Clark will receive an annual salary of $135,000. In addition, Ms. Clark will be eligible to participate in Eagle Bancorp Montana's benefit plans. The Company intends to enter into a change of control agreement with Ms. Clark.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Eagle Bancorp Montana, Inc. press release issued February 4, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc (Registrant)
February 4, 2014 (Date)	/s/ PETER J. JOHNSON Peter J. Johnson President & CEO

Index to Exhibits

Exhibit No.	Description
99.1	Eagle Bancorp Montana, Inc. press release issued February 4, 2014.